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                                                                   EXHIBIT 10.53

                    BILL OF SALE AND ASSIGNMENT OF EQUIPMENT


     THIS BILL OF SALE AND ASSIGNMENT OF EQUIPMENT (this "Bill of Sale"), made and entered into on this the 15th day of November, 1996, by MAIL-WELL I CORPORATION, a Delaware corporation ("Assignor"), whose address is 23 Inverness Way East, Englewood, Colorado 80112, to and for the benefit of PARIBAS PROPERTIES, INC., a Delaware corporation ("Assignee"), whose address is 1200 Smith Street, Suite 3100, Houston, Texas 77002;

                              W I T N E S S E T H:
                              - - - - - - - - - -

                                    Recitals
                                    --------

     A. Assignor, Assignee and various financial institutions identified therein as "Lenders" (and herein so called), and Banque Paribas, as Agent for such Lenders, have entered into a certain Participation Agreement (the "Participation Agreement") dated as of November 15, 1996, which provides, among
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other things, for the lease financing of certain envelope and commercial printing equipment owned by Assignor  (the "Equipment").  The Equipment is more
                                            ---------
particularly described on Annex I attached hereto and made a part hereof for all
                          -------
purposes.

     B. In accordance with the provisions of the Participation Agreement, the Financing Lenders have, concurrently herewith, advanced to Assignee the sum of $24,500,000.00 and the Equity Lenders have, concurrently herewith, advanced to Assignee the sum of $5,500,000.00, aggregating $30,000,000.00 (the "Purchase
                                                                    --------
Price"), to be used by Assignee for the purchase of the Equipment from Assignor.
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Also, concurrently herewith, the Purchase Price has been paid by Assignee to
Assignor and the Equipment is being leased by Lessor to Lessee pursuant to a certain Master Equipment Lease and Security Agreement, dated of even date herewith (the "Master Lease").
               ------------

     C. Pursuant to the Participation Agreement, Assignor desires to hereby sell, assign, transfer and convey to Assignee all of the Equipment together with all right, title and interest of Assignor in and to all fittings, accessories, warranties, service contracts, guarantees and other items of tangible and intangible personal property owned by Assignor and affixed or attached to, or (with respect to intangible personal property) acquired or used in connection with the operation of, the Equipment (the Equipment, together with all of Assignor's right, title and interest in and to such other properties and assets, being collectively called the "Assigned Properties").
                               -------------------

     NOW, THEREFORE, for and in consideration of the premises and the sum of Thirty Million Dollars ($30,000,000.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, Assignor does hereby SELL, ASSIGN, TRANSFER, SET OVER and DELIVER unto Assignee, its successors and assigns, all of the Assigned Properties, free and clear of any and all liens or other encumbrances whatsoever except as expressly provided in the Master Lease.

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                                                                    Bill of Sale

     TO HAVE AND TO HOLD the Assigned Properties unto Assignee, its successors and assigns, forever; and Assignor does hereby bind itself and its successors and assigns to WARRANT and FOREVER DEFEND, all and singular, title to the Assigned Properties unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof.

     1.  Representations and Warranties.  Assignor hereby represents and
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warrants to Assignee as follows:

          a.  Affirmation of Representations and Warranties in Participation
              --------------------------------------------------------------
     Agreement.  Each of the representations and warranties of Assignor set
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     forth in the Participation Agreement is true and correct in all material respects as of the date hereof.

          b.  Authorization.  This Bill of Sale has been duly authorized,
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     executed and delivered on behalf of Assignor, and Assignor has full power and authority to enter into and perform its respective obligations hereunder.

          c.  No Breach.  Neither the execution and delivery of this Bill of
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     Sale nor the consummation of the transactions contemplated hereby will (i)
     violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation to which any Assignor is a party or by which any of the Assigned Properties may be bound or affected, (ii) result in the creation of any lien, charge or encumbrance upon the Assigned Properties pursuant to the terms of any such mortgage, bond, indenture, agreement, franchise or other instrument or obligation or otherwise other than liens in favor of Assignee, (iii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, Assignor or the Assigned Properties, or (iv) constitute a violation by Assignor of any law or regulation applicable to Assignor or the Assigned Properties.

          d.  Ownership of the Equipment and Other Assigned Properties.
              --------------------------------------------------------
     Assignor has good and marketable title to the Equipment and other Assigned Properties, free and clear of any liens or other encumbrances whatsoever other than liens in favor of Assignee.

          e.  Compliance with Laws.  Assignor is not in violation of (i) any
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     applicable judgment, order, injunction, writ or decree, or (ii) any federal, state or local law, ordinance or regulation or any other requirement of any governmental body, court or arbitrator, in each such case, which is applicable to the Equipment or other Assigned Properties, including, without limitation, the Occupational Safety and Health Act, the Americans with Disabilities Act, and all applicable laws, rules and regulations relating to

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                                                                    Bill of Sale

     the protection of human health or the environment. No permits, licenses, orders and approvals of any federal, state, local or foreign government or regulatory body (other than those which have been obtained) are necessary or required for the acquisition, ownership, operation or leasing by Assignee of the Equipment and other Assigned Properties.

          f.  Outstanding Commitments.  There are no outstanding contracts or
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     commitments applicable to the Equipment or any part thereof which would bind Assignee or the Equipment or other Assigned Properties to any obligation or liability whatsoever. Attached hereto as Annex II and made a
                                                             --------
     part hereof is a true, correct and complete list of all warranties, service contracts, and guaranties relating to the Assigned Properties for the benefit of the owner thereof, all of which are assignable to Assignee and have been duly assigned and transferred to Assignee pursuant to the terms hereof.

          g.  Actions and Proceedings.  There are no charges, actions, suits,
              -----------------------
     claims or legal, administrative or arbitration proceedings or investigations (whether or not the defense thereof or liabilities in respect thereof are covered by policies of insurance), potential, pending or, to the knowledge of any Assignor, threatened, against or involving the Equipment or other Assigned Properties, and there are no outstanding orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against or involving the Equipment or other Assigned Properties. To the best knowledge of Assignor, there are no bases or grounds for any suit, action, claim, investigation or proceeding that would adversely affect the Equipment or other Assigned Properties.

          h.  Full Disclosure.  All documents and schedules delivered or to be
              ---------------
     delivered by or on behalf of Assignor to Assignee in connection with this Bill of Sale and the transac tions contemplated hereby, taken as a whole, are and will be true, correct and complete in all material respects.

          i.  Due Organization.  Assignor is a corporation duly organized,
              ----------------
     validly existing, and in good standing under the laws of the State of its incorporation, with full power and authority to enter into and perform this Bill of Sale.

          j.  Adequacy of Assets.  The Equipment and other Assigned Properties
              ------------------
     constitute all items of personal property, both tangible and intangible, as of the date hereof, that historically have been used in the operation of the Equipment. Each item of the Equipment is suitable and adequate for the business purpose for which it is now being used.

          k.  Taxes.  Assignor has filed all requisite federal, state and local
              -----
     tax returns due for all fiscal periods ending on or before September 31, 1996, and have paid all taxes required thereby. None of the Equipment or other Assigned Properties is subject or will be subject to a lien for unpaid taxes.

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                                                                    Bill of Sale

     l.   Compliance with Laws.  Assignor has owned and operated, and will
          --------------------
continue to operate, the Equipment and other Assigned Properties in compliance with all applicable federal and state laws, rules and regulations (including without limitation environmental laws) and in accordance with the terms of the Master Lease.

     2.   No Agents.  No agent or finder has acted on behalf of any Assignor in
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connection with the transactions contemplated hereby.  In the event that any claim is at any time made by any agent or finder for any fee or other commission in connection with the transactions contemplated herein, such claim shall be handled and satisfied solely by the Assignor whose commitments or alleged commitments gave rise thereto.

     3.   Indemnification.  Assignor agrees to indemnify, defend and hold
          ---------------
harmless Assignee from and against any and all costs, expenses and losses, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement of Assignor contained in this Bill of Sale.

     4.   Further Assurances. Assignor agrees to perform such other acts and to
          ------------------
execute, acknowledge and/or deliver subsequent to the date hereof such other instruments, documents and other materials, as Assignee may reasonably request from time to time in order to effectuate the conveyance and assignment of the Equipment and the other Assigned Properties to Assignee and to vest good and marketable title thereto in Assignee.

     5.   Access to Records.  Assignor agrees to preserve all books, records and
          -----------------
documents in its possession relating to any of the Equipment or other Assigned Properties. In the event that Assignee shall any time require access to such books, records and documents for any purpose whatsoever, including, without limitation, verifying the accuracy of the representations and warranties contained herein, preparing tax returns or complying with any audit request, Assignor shall allow representatives of Assignee access to such books, records and documents during regular business hours for the purpose of obtaining such information and will permit Assignee and its representatives to make extracts and copies thereof as may be deemed necessary or appropriate by Assignee.

     6.   Governing Law.  This Bill of Sale shall be governed by and construed
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in accordance with the laws of the State of Texas.

     7.   Titles and Headings.  Titles and headings to sections herein are
          -------------------
inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Bill of Sale.

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                                                                    Bill of Sale

     8.   Execution in Counterparts.  This Bill of Sale may be executed in one
          -------------------------
or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     9.   No Assumption by Assignee.  Assignee does not hereby assume or agree
          -------------------------
to perform any debt, duty or obligation of Assignor or any other party with respect to the Assigned Properties, and any such assumption or agreement is hereby expressly disclaimed.

     10.  Binding Effect.  All of the covenants, terms and conditions set forth
          --------------
herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.


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                                                                    Bill of Sale

     EXECUTED as of the day and year first above written.

                                    ASSIGNOR:

                                    MAIL-WELL I CORPORATION


                                    By:_______________________________
                                    Name:_____________________________
                                    Title:____________________________

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                                                                    Bill of Sale

                                          ASSIGNEE:

                                          PARIBAS PROPERTIES, INC.


                                          By:___________________________________
                                              Edward V. Canale, President


                                          By:___________________________________
                                              Matthew J. Cooleen, Vice President

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